                                                  WACHOVIA MORTGAGE LOAN TRUST, LLC,

                                                             as Purchaser,

                                                                  and

                                                   AMERICAN MORTGAGE NETWORK, INC.,

                                                               as Seller

                                                _______________________________________

                                                   MORTGAGE LOAN PURCHASE AGREEMENT
                                                _______________________________________

                                                       Dated as of June 29, 2006

                                                             TABLE OF CONTENTS

                                              EXHIBITS AND SCHEDULE TO
                                          MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1.........Mortgage Loan Schedule Information
Exhibit 2.........Schedule of Lost Notes
Exhibit 3         S&P LEVELS® Glossary, Version 5.6(d) Revised, Appendix E
Schedule A........Mortgage Loan Schedule 150; Initial Mortgage Loans
Schedule B        Mortgage Loan Schedule 150; Additional Mortgage Loans

                                          MORTGAGE LOAN PURCHASE AGREEMENT

                  MORTGAGE LOAN PURCHASE  AGREEMENT,  dated as of June 29, 2006, as amended and  supplemented by any and all amendments hereto  (collectively,  the "Agreement"),  by and between AMERICAN MORTGAGE NETWORK,  INC., a Delaware corporation (the "Seller"),  and
WACHOVIA MORTGAGE LOAN TRUST, LLC, a Delaware limited liability company (the "Purchaser").

                  Upon the terms and subject to the conditions of this Agreement,  the Seller agrees to sell, and the Purchaser  agrees to purchase,  certain  conventional,  adjustable rate, first lien mortgage loans secured  primarily by one- to four-family  residential properties as described herein.  The Purchaser intends to sell the Mortgage Loans to U.S. Bank National  Association,  as trustee under the Pooling and  Servicing  Agreement,  dated as of June 1, 2006 (the  "Pooling and  Servicing  Agreement"),  among the  Purchaser,  as depositor,  Wells Fargo Bank, N.A., as servicer,  and U.S. Bank National Association,  as trustee,  supplemental interest trust trustee and custodian.

                  Now,  therefore,  in  consideration  of the premises and the mutual  agreements set forth herein,  the parties hereto agree as follows:

                  SECTION 1.        Definitions. The following terms are defined as follows:

                  Additional Mortgage Loans:  The mortgage loans listed on Schedule B hereto.

                  Agreement: The meaning set forth in the preambles hereto.

                  Closing Date: June 29, 2006.

                  Co-op Shares:  Shares issued by private non-profit housing corporations.

                  Custodian: The Custodian under the Pooling and Servicing Agreement.

                  Cut-off  Date:  June 1, 2006,  with  respect to the Initial  Mortgage  Loans,  and July 1, 2006,  with respect to the
Additional Mortgage Loans.

                  Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

                  Initial Mortgage Loans:  The mortgage loans listed on Schedule A hereto.

                  Material Defect: The meaning set forth in Section 5(ii).

                  MERS: Mortgage Electronic Registration Systems, Inc.

                  Mortgage:  The mortgage,  deed of trust or instrument creating a lien on an interest in Mortgaged Property securing a
Mortgage Note.

                  Mortgage File: The following documents:

                  (i)      the original  Mortgage  Note,  endorsed by manual or facsimile  signature  either (A) in blank or (B) in the following form: "Pay to the order of U.S. Bank National  Association,  as Trustee,  without  recourse," with all necessary  intervening endorsements  showing a complete chain of endorsement  from the originator to the Trustee (each such  endorsement  being  sufficient to transfer all right, title and interest of the party so endorsing in and to that Mortgage Note);

                  (ii)     the original  recorded Mortgage with evidence of a recording  thereon,  or if any such Mortgage has not been returned from the  applicable  recording  office or has been lost, or if such public  recording  office  retains the original  recorded
Mortgage, a copy of such Mortgage certified by the Seller as being a true and correct copy of the Mortgage, if such copy is available;

                  (iii)    a duly  executed  assignment of mortgage from the mortgagee or assignee of record either (A) in blank or (B)
to "U.S. Bank National  Association,  as trustee for the holders of the Wachovia  Mortgage Loan Trust, LLC  Asset-Backed  Certificates,
Series  2006-AMN1  Certificates"  (which may be included in a blanket  assignment or  assignments),  together with,  except as provided below,  originals of all interim recorded assignments of such mortgage or copies of such interim recorded assignments  certified by the
Seller as being true and complete  copies of the original  recorded  intervening  assignments of Mortgage (each such  assignment,  when duly and validly  completed,  to be in recordable form and sufficient to effect the assignment of the related  Mortgage to the assignee thereof);  provided that, if the related Mortgage has not been returned from the applicable  public recording  office,  such assignment of mortgage may exclude the information to be provided by the recording  office;  and provided,  further,  if the related  Mortgage has been recorded in the name of MERS or its designee,  no assignment of mortgage in favor of the Trustee is required;

                  (iv)     the originals of all assumption, modification,  consolidation or extension agreements, if any, with evidence of recording thereon, if any;

                  (v)      the original or duplicate original mortgagee title insurance policy and all riders thereto;

                  (vi)     the original of any guarantee executed in connection with the Mortgage Note;

                  (vii)    for each Mortgage Loan, if any, which is secured by a residential  long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded,  a photocopy of the lease,  certified by
an  officer   of  the   respective   prior   owner  of  such   Mortgage   Loan  or  by  the   applicable   title   insurance   company,
closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

                  (viii)   the original of any security agreement,  chattel mortgage or equivalent document executed in connection with the Mortgage; and

                  (ix)     for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A)      The stock certificate;

                  (B)      The stock power executed in blank;

                  (C)      The executed proprietary lease;

                  (D)      The executed recognition agreement;

                  (E)      The executed assignment of recognition agreement, if any;

                  (F)      The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G)      Executed UCC-3 financing  statements or other  appropriate UCC financing  statements  required by state law, evidencing a complete and unbroken line of  assignments  from the mortgagee to the Trustee with evidence of recording  thereon (or in a form suitable for recordation).

                  Mortgage  Interest Rate: As to any Mortgage  Loan,  the per annum rate of interest at which  interest  accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

                  Mortgage Loans: The Initial Mortgage Loans and the Additional Mortgage Loans.

                  Mortgage  Loan  Schedule:  The list of  Mortgage  Loans,  as from time to time  amended by the Seller to reflect  the addition of  Substitute  Mortgage  Loans and the deletion of Deleted  Mortgage  Loans  pursuant to the  provisions  of this  Agreement, attached hereto as Schedule A with respect to the Initial Mortgage Loans and Schedule B with respect to the Additional Mortgage Loans.

                  Mortgage Note:  The  originally  executed note or other evidence of  indebtedness  evidencing the  indebtedness  of a
Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

                  Mortgaged Property:  The property securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Opinion of Counsel:  A written  opinion of counsel,  who may be counsel for the Seller or the  Purchaser,  reasonably acceptable to the Purchaser.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association,  joint-stock company, trust,  unincorporated  organization,  government or any agency or political subdivision thereof, or any other organization or entity of any type, whether or not a legal entity.

                  Pooling and  Servicing  Agreement:  The meaning  set forth in the  preambles  hereto.  All  references  herein to the
Pooling and Servicing Agreement are to the Pooling and Servicing Agreement as in effect on the date hereof.

                  Prospectus  Supplement:  The  supplement,  dated June 26, 2006, to the  Prospectus,  dated May 23, 2006,  relating to certain classes of the certificates issued under the Pooling and Servicing Agreement.

                  Purchase Price: The meaning specified in Section 2(ii).

                  Purchaser: The meaning set forth in the preambles hereto.

                  Remittance Date: As to any  Distribution  Date (as such term is defined in the Pooling and Servicing  Agreement),  by
2:00 p.m. Eastern time on the second Business Day immediately preceding such Distribution Date.

                  Repurchase  Price:  With respect to any Mortgage Loan (or any property  acquired with respect thereto) required to be purchased  by the  Seller  pursuant  to this  Agreement,  an amount  equal to the sum of (i)(a) the  unpaid  principal  balance of such
Mortgage Loan as of the date of repurchase  (or if the related  Mortgaged  Property was acquired by the Purchaser or its assignee,  the unpaid  principal  balance at the date of the  acquisition),  plus (b) accrued  but unpaid  interest  on the  principal  balance at the related Mortgage  Interest Rate through and including the last day of the month of repurchase,  and (ii) any costs and damages incurred by the  Purchaser in connection  with a breach of the  representation  contained in Section  7(iii) as a result of any violation of any predatory or abusive lending law with respect to such Mortgage Loan.

                  Seller: The meaning set forth in the preambles hereto.

                  Servicer: The applicable Servicer under the Pooling and Servicing Agreement.

                  Substitute  Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the provisions of this
Agreement. Upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

                  Substitution Adjustment Amount: The meaning specified in Section 5(v).

                  Transferred Property: The meaning specified in Section 2(i).

                  Trustee: The Trustee under the Pooling and Servicing Agreement.

                  SECTION 2.        Purchase and Sale of the Mortgage Loans.

                  (i)      The Seller does hereby sell,  assign,  set over,  transfer,  and  otherwise  convey to the  Purchaser on the
Closing Date,  without recourse  (except as expressly  provided  herein),  all of its right,  title and interest,  in, to and under the following:  (A) the Mortgage Loans (including the related  Mortgage Note and Mortgage,  all monies due or to become due on the Mortgage
Loans  (other than  payments of  principal  and interest due and payable on or before the Cut-off  Date),  and all  collections  on the
Mortgage  Loans  received  after the Cut-off  Date (other than  payments of  principal  and  interest  due and payable on or before the
Cut-off Date)); (B) any insurance policies in respect of the Mortgage Loans; and (C) all proceeds of the foregoing  (collectively,  the
"Transferred Property").

                  (ii)     The purchase price (the "Purchase Price") for the Mortgage Loans and the related Transferred  Property to be paid by the Purchaser to the Seller on the Closing Date shall be $705,446,000.

                  (iii)    In  consideration  of the sale of the Mortgage Loans and the related  Transferred  Property by the Seller to the  Purchaser  on the Closing  Date,  the  Purchaser  shall pay to the Seller on the  Closing  Date by wire  transfer  of  immediately available funds to a bank account designated by the Seller the Purchase Price.

                  (iv)     It is the express  intent of the parties hereto that the transfer of the Mortgage Loans by the Seller to the
Purchaser  pursuant to this Section 2 be, and be construed as, an absolute sale of the Mortgage  Loans by the Seller to the  Purchaser, including for accounting  purposes,  and not a secured borrowing.  It is, further,  not the intention of the parties that such transfer be deemed the grant of a security  interest in the Mortgage  Loans by the Seller to the Purchaser to secure a debt or other  obligation of the Seller.  However, in the event that,  notwithstanding the intent of the parties,  the Mortgage Loans are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security  interest in the Mortgage Loans,  then:
(1) this Agreement  shall  constitute a security  agreement,  and (2) the transfer of the Mortgage Loans provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller  hereby grants to the  Purchaser,  to secure all of the
Seller's obligations hereunder,  a security interest in all of the Seller's right, title, and interest,  whether now owned or hereafter acquired,  in and to (i) the Mortgage Loans and the other Transferred  Property,  (ii) all accounts,  chattel paper,  deposit accounts, documents, general intangibles,  goods, instruments,  investment property,  letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing.

                  (v)      The Seller shall authorize and file such financing  statements,  and the Seller and the Purchaser  shall, to the extent  consistent  with this  Agreement,  take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Loans,  such security  interest would be a perfected  security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  In connection herewith,  the Purchaser shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  (vi)     Concurrently  herewith,  the  Purchaser  has  contracted  to sell the Mortgage  Loans and other  Transferred
Property  to the Trustee  pursuant  to the  Pooling  and  Servicing  Agreement.  To avoid the  unnecessary  expense and  administrative inconvenience  associated with the execution and recording of multiple assignment documents,  the Seller may either (A) deliver (if the
Seller is not the mortgagee of record) or (B) execute (if the Seller is the mortgagee of record) one or more  assignments  of mortgages in blank or naming the  Trustee as  assignee,  and may either (A)  deliver (if the  Mortgage  Notes are not  endorsed or payable to the
Seller) or (B) endorse (if the Mortgage  Notes are  endorsed or payable to the Seller) the  Mortgage  Notes in blank or to the Trustee.
Notwithstanding  the fact that such  assignments  of mortgages name the Trustee as assignee and that Mortgage Notes are endorsed to the
Trustee,  the parties hereto  acknowledge and agree that the Mortgage Loans for all purposes have been  transferred  from the Seller to the Purchaser and from the Purchaser to the Trustee.

                  SECTION 3.        Mortgage Loan  Schedule.  The initial  Mortgage  Loan Schedule  shall be prepared by the Seller and shall set forth the  information  listed on Exhibit 1 to this  Agreement  with respect to each of the Mortgage  Loans being sold by the
Seller  hereunder.  The Seller further  agrees,  at its own expense,  to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser  pursuant to this Agreement,  and to deliver to the Purchaser the Mortgage Loan Schedule.  The Mortgage Loan
Schedule is hereby incorporated into and made a part of this Agreement.

                  SECTION 4.        Allocation of Payments; Mortgage Loan Files.

                  (i)      The  Purchaser  will be entitled to all payments of principal  and interest on the Mortgage  Loans due after the  applicable  Cut-off Date,  regardless of when actually  collected,  and all  collections in respect of the Mortgage Loans received after the applicable  Cut-off Date,  other than payments of principal and interest due and payable on or before the applicable  Cut-off
Date.  The Seller will be entitled to all  scheduled  payments of principal  and  interest on the  Mortgage  Loans due on or before the applicable  Cut-off  Date,  including  payments of such  collected  after the  applicable  Cut-off  Date.  Such  principal and interest belonging to the Seller as described  above will not be included in the  aggregate  principal  balance of the Mortgage  Loans as of the applicable Cut-off Date as set forth on the initial Mortgage Loan Schedule.

                  (ii)     In connection with the transfer and assignment of the Mortgage  Loans,  the Seller shall deliver or cause to be delivered to the Custodian on behalf of the Trustee as assignee of the Purchaser by the Closing Date,  the documents  required to be included in each Mortgage  File;  provided,  however,  that in lieu of the foregoing,  the Seller may deliver the following  documents, under the  circumstances  set forth below:  (x) in lieu of the original  Mortgage,  the assignment to the Trustee of such Mortgage,  or intervening  assignments  thereof,  which have been  delivered,  are being  delivered or will be  delivered  to  recording  offices for recording and have not been returned to the Seller in time to permit their delivery as specified  above,  the Seller may deliver a true copy thereof with a  certification  by the Seller,  on the face of such copy,  substantially  as follows:  "Certified  to be a true and correct copy of the original,  which has been  transmitted for recording";  (y) in lieu of the Mortgage,  the assignment to the Trustee of such Mortgage,  or intervening  assignments  thereof,  if the  applicable  jurisdiction  retains the originals of such documents (as evidenced by a  certification  from the Seller to such  effect) the Seller may deliver  photocopies  of such  documents  containing  an original  certification  by the  recording  office of the  jurisdiction  where such  documents  were  recorded;  and (z) in lieu of the
Mortgage Notes relating to the Mortgage  Loans,  each  identified in the list attached hereto as Exhibit 2, the Seller may deliver lost note  affidavits  and  indemnities of the Seller;  and provided  further,  however,  that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing  Date,  the Seller,  in lieu of  delivering  the above  documents,  may deliver to the Trustee and the Custodian a  certification  by the Seller or the Servicer  servicing  such Mortgage Loan to such effect.
The Seller shall deliver such original  documents  (including any original  documents as to which certified  copies had previously been delivered)  or such  certified  copies to the  Custodian  promptly  after they are  received.  The Seller  shall cause the Mortgage and intervening  assignments,  if any,  to be recorded  not later than 180 days after the  Closing  Date,  unless  such  assignment  is not required to be recorded under the terms set forth in Section 6(i).

                  SECTION 5.        Material Defects.

                  (i)      On or before the Closing Date,  the Seller shall make the Mortgage  Files  available to the Purchaser or its agent for  examination,  which  examination  may be at the offices of the  Custodian or the Seller.  The fact that the Purchaser or its agent has  conducted  or has  failed to  conduct  any  partial or  complete  examination  of the  Mortgage  Files  shall not affect the
Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement.

                  (ii)     If any document is missing,  has not been executed,  is unrelated,  determined on the basis of the Mortgagor name,  original  principal  balance and loan number,  to the Mortgage  Loans  identified  in the Mortgage  Loan  Schedule (a "Material
Defect"),  the Purchaser or its assignee shall promptly notify the Seller in writing of such Material Defect.  The Seller shall correct or cure any such Material  Defect  within 90 days from the date of notice of the Material  Defect and if the Seller does not correct or cure such Material  Defect within such period and such defect  materially  and adversely  affects the interests of the Purchaser or its assignee in the related  Mortgage  Loan,  the Seller will either (a)  substitute  for the related  Mortgage Loan a Substitute  Mortgage
Loan,  which  substitution  shall be  accomplished  in the manner  and  subject to the  conditions  set forth in this  Section 5 or (b)
purchase such Mortgage Loan from the Purchaser or its assignee at the Repurchase  Price for such Mortgage Loan;  provided that, if such defect would cause the Mortgage Loan to be other than a "qualified  mortgage" as defined in Section  860G(a)(3) of the Internal Revenue
Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered;  provided,  further that if such  defect  relates  solely to the  inability  of the Seller to deliver the  original  Mortgage  or  intervening  assignments thereof,  or a certified copy,  because the originals of such documents,  or a certified copy, have not been returned by the applicable recording  office,  the Seller shall not be required to purchase such Mortgage Loan if the Seller  delivers such original  documents or certified  copy  promptly  upon  receipt,  but in no event later than 360 days after the Closing  Date.  The  foregoing  repurchase  or substitution  obligation  shall not apply in the event that the Seller cannot  deliver such original or copy of any document  submitted for recording to the appropriate  recording office in the applicable  jurisdiction  because such document has not been returned by such office;  provided  that the Seller  shall  instead  deliver a recording  receipt of such  recording  office or, if such  receipt is not available,  a certificate of the Seller or the  applicable  Servicer  confirming  that such documents have been accepted for recording, and delivery to the Trustee or the Custodian,  as assignee of the Purchaser,  shall be effected by the Seller within thirty days of its receipt of the original recorded document.

                  (iii)    With respect to each  Substitute  Mortgage  Loan, the Seller shall  promptly  deliver to the  Custodian,  on behalf of the Trustee as assignee of the Purchaser,  the Mortgage Note, the Mortgage,  and the other documents  required to be included in the related  Mortgage  File,  with the Mortgage  Note endorsed and the Mortgage  assigned as required by the  definition of Mortgage
File.  Payments due with respect to any such Substitute  Mortgage Loan in the month of substitution shall be retained by the Seller and not  transferred  to the  Purchaser.  For the month of  substitution,  collections  on the Mortgage  Loans will  include the  scheduled payment due for such month on any Deleted Mortgage Loan for which the Seller has substituted a Substitute Mortgage Loan.

                  (iv)     The Seller shall amend the Mortgage  Loan  Schedule to reflect the  repurchase  or transfer to the Seller of each Mortgage Loan that has become a Deleted Mortgage Loan and the  substitution of the Substitute  Mortgage Loans and the Seller shall deliver  the amended  Mortgage  Loan  Schedule  to the  Purchaser,  with a copy to each of the  Trustee  and the  Custodian.  Upon such substitution,  each Substitute  Mortgage Loan shall be subject to the terms of this agreement in all respects,  and the Seller shall be deemed  to have  made  to the  Purchaser  with  respect  to  such  Substitute  Mortgage  Loan,  as of the  date  of  substitution,  the representations  and warranties set forth in Section 7.  Upon any such  substitution  and the payment to the Trustee as assignee of the
Purchaser of the  Repurchase  Price or of any required  Substitution  Adjustment  Amount,  the  Purchaser  shall cause the Custodian to release the Mortgage File relating to such Deleted  Mortgage Loan to the Seller and the  Purchaser and its  assignees,  as  applicable, shall execute and deliver at the Seller's  direction such  instruments of transfer or assignment  prepared by the Seller,  in each case without  recourse,  as shall be necessary to transfer to the Seller,  or its designee,  any Defective  Mortgage Loan substituted for or repurchased pursuant to this Section 5.

                  (v)      For any month in which the Seller substitutes one or more Substitute  Mortgage Loans for one or more Deleted
Mortgage Loans,  the amount (if any) by which the aggregate unpaid  principal  balance of all such Substitute  Mortgage Loans as of the date of substitution is less than the aggregate  unpaid principal  balance of all such Deleted Mortgage Loans after  application of the principal portion of the scheduled  payments due in the month of substitution (the "Substitution  Adjustment  Amount") shall be paid to the Trustee as assignee of the Purchaser by the Seller on or before the  Remittance  Date in the month  succeeding  the calendar  month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

                  SECTION 6.        Recordation of Assignments of Mortgages.

                  (i)      The Seller shall,  promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee,  and all  unrecorded  intervening  assignments,  if any,  delivered on or prior to the Closing  Date,  to be recorded in the recording  offices in the jurisdictions  where the related Mortgaged  Properties are located;  provided,  however,  the
Seller need not cause to be recorded any  assignment  which relates to a Mortgage Loan if (a) such  recordation  is not required by the rating agencies  rating the  certificates  issued under the Pooling and Servicing  Agreement or an Opinion of Counsel has been provided to the Purchaser,  the Trustee,  and the Custodian which states that the recordation of such assignment is not necessary to protect the interest of the  Purchaser  or its  assignee in the  related  Mortgage  Loan or (b) MERS is  identified  on the  Mortgage or a properly recorded  assignment  of the Mortgage as the mortgagee of record;  provided,  however,  notwithstanding  the delivery of any Opinion of
Counsel,  any  assignment of Mortgage that has not been recorded  pursuant to clause (a) shall be submitted for recording by the Seller in the manner described above, at the Seller's expense, upon 60 days' written notice to the Seller from the Purchaser or its assignee.

                  (ii)     While each such Mortgage or assignment is being recorded,  if necessary,  the Seller shall leave or cause to be left with the Custodian a certified  copy of such Mortgage or  assignment.  In the event that,  within 180 days of the Closing Date, the Purchaser,  the Trustee,  and the Custodian have not been provided an Opinion of Counsel as described in subsection (i) or received evidence of recording  with respect to each Mortgage Loan  pursuant to the terms hereof,  the failure to provide  evidence of recording or such Opinion of Counsel (in the  alternative,  if required) shall be considered a Material  Defect,  and the provisions of Section 5 shall apply.  All customary  recording fees and reasonable  expenses  relating to the recordation of the assignments of mortgage to the
Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

                  SECTION 7.        Representations  and  Warranties  of Seller  Concerning  the  Mortgage  Loans.  The  Seller  hereby represents  and warrants to the  Purchaser as of the Closing Date,  or such other date prior  thereto as may be specified  below,  with respect to each Mortgage Loan:

                  (i)      the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material  respects and all information  provided by the Seller to the Purchaser  regarding the Mortgage  Loans,  including the Mortgage Loan level detail, is true and correct in all material respects;

                  (ii)     immediately  prior to the  transfer  to the  Purchaser,  the  Seller  was the sole  owner and holder of each
Mortgage and Mortgage  Note relating to the Mortgage  Loans and is conveying  the same to the  Purchaser  free and clear of any and all liens, claims,  encumbrances,  participation interests,  equities,  pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

                  (iii)    each Mortgage Loan at the time it was made complied in all material  respects with all  applicable  laws and regulations,  including,  without  limitation,  usury,  equal credit  opportunity,  disclosure  and recording  laws and all  applicable anti-predatory,  abusive and fair lending laws; and each Mortgage Loan, during the time period that it was serviced by the Seller,  was serviced in all material respects in accordance with all applicable laws and regulations,  including, without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all  anti-predatory,  abusive and fair lending laws and the terms of the related
Mortgage Note, the Mortgage and other loan documents;

                  (iv)     there is no monetary  default  existing  under any  Mortgage or the  related  Mortgage  Note and there is no material  event  which,  with the passage of time or with notice and the  expiration  of any grace or cure period,  would  constitute a default,  breach or event of acceleration;  and neither the Seller nor any of its affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                  (v)      the terms of the Mortgage Note and the Mortgage have not been impaired,  waived,  altered or modified in any respect,  except by written  instruments,  (i) if required by law in the jurisdiction where the Mortgaged Property is located,  or (ii)
to protect the interests of the Purchaser or its assignees;

                  (vi)     no selection procedure  reasonably believed by the Seller to be adverse to the interests of the Purchaser or its assignees was utilized in selecting the Mortgage Loans;

                  (vii)    each Mortgage is a valid and enforceable  first lien on the property  securing the related Mortgage Note and each  Mortgaged  Property is owned by the  Mortgagor in fee simple  (except  with respect to common areas in the case of  condominiums,
PUDs and de minimis  PUDs) or by  leasehold  for a term longer than the term of the related  Mortgage,  subject only to (i) the lien of current real property taxes and assessments,  (ii) covenants,  conditions and restrictions,  rights of way, easements and other matters of public record as of the date of recording of such  Mortgage,  such  exceptions  being  acceptable to mortgage  lending  institutions generally or  specifically  reflected in the appraisal  obtained in connection  with the  origination  of the related  Mortgage Loan or referred to in the lender's title insurance  policy  delivered to the originator of the related  Mortgage Loan and (iii) other  matters to which like  properties  are commonly  subject which do not  materially  interfere  with the benefits of the security  intended to be provided by such Mortgage, except as enforceability may be limited by bankruptcy, insolvency,  liquidation,  receivership,  moratorium, reorganization  or other  similar laws  affecting  the  enforcement  of the rights of creditors  and by general  principles  of equity, whether in a proceeding in equity or at law;

                  (viii)   there is no  mechanics'  lien or claim for work,  labor or material  affecting  the premises  subject to any
Mortgage  which is or may be a lien prior to, or equal with,  the lien of such Mortgage  except those which are insured  against by the title insurance policy referred to in (xiii) below;

                  (ix)     as of the Cut-off Date,  to the best of the Seller's  knowledge,  there was no delinquent  tax or assessment lien  against the  property  subject to any  Mortgage,  except  where such lien was being  contested  in good faith and a stay had been granted against levying on the property;

                  (x)      there  is no valid  offset,  defense  or  counterclaim  to any  Mortgage  Note or  Mortgage,  including  the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                  (xi)     except to the extent insurance is in place which will cover such damage,  each Mortgaged Property is free of material  damage and is in good repair and there is no proceeding  pending or threatened for the total or partial  condemnation  of any
Mortgaged Property;

                  (xii)    to the best of the Seller's knowledge,  the Mortgaged Property and all improvements  thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (xiii)   a  lender's  title  insurance  policy  (on an ALTA or CLTA  form) or  binder,  or other  assurance  of title customary in the relevant jurisdiction  therefor in a form acceptable to Fannie Mae or the Federal Home Loan Mortgage Corporation,  was
issued on the date that each Mortgage Loan was originated by a title insurance  company which,  to the best of the Seller's  knowledge, was  qualified  to do business  in the  jurisdiction  where the related  Mortgaged  Property  is located,  insuring  the Seller and its successors and assigns that the Mortgage is a first priority lien on the related  Mortgaged  Property in the original  principal amount of the  Mortgage  Loan.  The Seller is the sole  insured  under such  lender's  title  insurance  policy,  and such  policy,  binder or assurance  is valid and remains in full force and effect,  and each such  policy,  binder or  assurance  shall  contain all  applicable endorsements including a negative amortization endorsement, if applicable;

                  (xiv)    as of the Closing Date, the  improvements  on each Mortgaged  Property  securing a Mortgage Loan are insured
(by an insurer  which is  acceptable  to the Seller)  against  loss by fire and such hazards as are covered  under a standard  extended coverage  endorsement in the locale in which the Mortgaged  Property is located,  in an amount which is not less than the lesser of the maximum  insurable value of the improvements  securing such Mortgage Loan or the unpaid principal  balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the  Mortgagor  from being deemed to be a co-insurer  thereunder;
if the  improvement on the Mortgaged  Property is a condominium  unit, it is included  under the coverage  afforded by a blanket policy for the condominium  project;  if upon origination of the related Mortgage Loan, the improvements on the Mortgaged  Property were in an area identified as a federally  designated  flood area, a flood insurance  policy is in effect in an amount  representing  coverage not less than the least of (i) the unpaid  principal  balance of the Mortgage Loan,  (ii) the restorable  cost of  improvements  located on such  Mortgaged  Property or (iii) the maximum  coverage  available  under  federal  law; and each  Mortgage  obligates  the  Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

                  (xv)     each Mortgage Loan  constitutes a "qualified  mortgage" under Section  860G(a)(3)(A) of the Internal Revenue
Code and Treasury  Regulation Section  1.860G-2(a)(1),  (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury
Regulation  Section  1.860G-2(a)(3) or Treasury  Regulation  Section  1.860G-2(f)(2) or any other provision that would allow a Mortgage
Loan to be treated as a "qualified  mortgage"  notwithstanding  its failure to meet the  requirements of Section  860G(a)(3)(A)  of the
Internal Revenue Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

                  (xvi)    each Mortgage Loan was originated or funded by (a) a savings and loan association,  savings bank, commercial bank,  credit union,  insurance  company or similar  institution  that is supervised  and examined by a federal or state  authority (or originated  by (i) a  subsidiary  of any of the  foregoing  institutions  which  subsidiary  is  actually  supervised  and  examined by applicable  regulatory  authorities or (ii) a mortgage loan  correspondent of any of the foregoing and that was originated  pursuant to the criteria  established  by any of the  foregoing in a manner such that the related  Mortgage  Loan would be regarded for purposes of
Section  3(a)(41) of the Securities and Exchange Act of 1934, as amended,  as having been  originated by any of the foregoing) or (b) a mortgagee  approved by the Secretary of Housing and Urban Development  pursuant to Sections 203 and 211 of the National Housing Act, as
amended;

                  (xvii)   none of the Mortgage Loans are (a) loans subject to 12 CFR Section  226.31,  12 CFR Section 226.32 or 12 CFR
Section  226.34,  as amended,  or (b) "high cost home,"  "covered"  (excluding  home loans  defined as "covered  home loans" in the New
Jersey Home  Ownership  Security Act of 2002 that were  originated  between  November  26, 2003 and July 7, 2004),  "high risk home" or
"predatory" loans under any applicable state, federal or local law (or a similarly classified loan using different  terminology under a law imposing heightened  regulatory  scrutiny or additional legal liability for residential  mortgage loans having high interest rates, points and/or fees);

                  (xviii)  no Mortgage  Loan (a) is a "high cost loan" or "covered  loan" as  applicable  (as such terms are defined in the current  version of the S&P LEVELS®  Glossary,  which is now Version  5.6(d),  Appendix E,  attached  hereto as Exhibit 3, or, with respect to a Substitute  Mortgage Loan, as such terms are defined in the version of the S&P LEVELS® Glossary in effect at the time such
Mortgage  Loan becomes a Substitute  Mortgage  Loan) or (b) was  originated  on or after  October 1, 2002 through  March 6, 2003 and is governed by the Georgia Fair Lending Act;

                  (xix)    the  information  set forth in Annex I of the  Prospectus  Supplement  with respect to the Mortgage Loans is true and correct in all material respects;

                  (xx)     each Mortgage Loan was originated generally in accordance with the underwriting guidelines of the Seller;

                  (xxi)    each  original  Mortgage has been  recorded or is in the process of being  recorded in  accordance  with the requirements of this Agreement in the jurisdiction where the related Mortgaged Property is located;

                  (xxii)   the related Mortgage File contains each of the documents and instruments  listed in the definition  thereof, subject to any exceptions, substitutions and qualifications as are set forth in this Agreement;

                  (xxiii) each Mortgage Loan was serviced in accordance with accepted  servicing  practices during the time period that it was serviced by the Seller; and

                  (xxiv)   at the time of origination,  each Mortgaged  Property was the subject of an appraisal which conformed to the underwriting  requirements  of the  originator of the Mortgage  Loan, and the appraisal is in a form which was acceptable to Fannie Mae or the Federal Home Loan Mortgage Corporation at the time of origination.

                  It is understood  and agreed that the  representations  and  warranties set forth in this Section 7 will inure to the benefit of the Purchaser and its  successors and assigns,  notwithstanding  any  restrictive  or qualified  endorsement on any Mortgage
Note  or  assignment  of  Mortgage  or the  examination  of  any  Mortgage  File.  Upon  any  substitution  for a  Mortgage  Loan,  the representations  and warranties  set forth above shall be deemed to be made by the Seller as to any Substitute  Mortgage Loan as of the
date of substitution.

                  Upon discovery by the Seller or upon notice to the Seller from the  Purchaser,  the Trustee or a Servicer of a breach of the Seller's  respective  representations  or warranties set forth in Section 7 that materially and adversely  affects the interests of the Purchaser or its assignees in any Mortgage Loan,  the Seller shall,  within 90 days from the earlier of the date of discovery by the Seller of such  breach  and the date the Seller  receives  written  notice of such  breach,  (i) cure such  breach in all  material respects,  (ii) purchase the affected  Mortgage  Loan at the  applicable  Repurchase  Price or (iii) if within two years of the Closing
Date,  substitute a qualifying  Substitute  Mortgage Loan in exchange for such Mortgage  Loan.  The  obligations of the Seller to cure, purchase or substitute a qualifying  Substitute  Mortgage Loan shall constitute the sole and exclusive remedies of the Purchaser or its assignees  respecting  a breach of  representations  or  warranties  hereunder  with  respect to the  Mortgage  Loans.  A breach of the representations  and  warranties  made in any of clause  (xvii) or  (xviii)(b)  of this  Section  7 will be  deemed to  materially  and adversely  affect the value of the  interests of the  Purchaser or its  assignees  in the related  Mortgage  Loan.  Any  repurchase  or substitution required pursuant to this Section 7 shall be carried out in accordance with the requirements of Section 5.

                  Any cause of action  against the Seller  relating to or arising out of a breach by the Seller of any  representations and  warranties  made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or written notice  thereof by the party  discovering  such breach and (ii) failure by the Seller to cure such breach,  purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

                  SECTION 8.        Representations  and  Warranties  Concerning  the  Seller.  As of  the  Closing  Date,  the  Seller
represents and warrants to the Purchaser as follows:

                  (i)      The Seller is a corporation  duly  organized,  validly  existing and in good standing  under the laws of the
State of Delaware and is in compliance with the laws of each state in which any Mortgaged  Property is located to the extent  necessary to ensure the enforceability of each Mortgage Loan;

                  (ii)     The Seller has the power and  authority to make,  execute,  deliver and perform its  obligations  under this
Agreement and all of the  transactions  contemplated  under this Agreement,  and has taken all necessary  corporate action to authorize the execution, delivery and performance of this Agreement;

                  (iii)    The Seller is not required to obtain the consent of any other Person or any  consents,  licenses,  approvals or  authorizations  from, or registrations or declarations  with, any governmental  authority,  bureau or agency in connection with the execution,  delivery,  performance,  validity or enforceability  of this Agreement,  except for such consents,  licenses,  approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

                  (iv)     The execution  and delivery of this  Agreement by the Seller and its  performance  and  compliance  with the terms of this Agreement will not violate the Seller's  Certificate of  Incorporation  or Bylaws or constitute a material default (or an event which,  with notice or lapse of time, or both, would  constitute a material  default) under, or result in the material breach of, any material  contract,  agreement or other  instrument  to which the Seller is a party or which is  applicable to the Seller or any of its assets;

                  (v)      There are no actions,  suits,  proceedings  or  investigations  before any court,  tribunal,  administrative agency,  arbitrator or governmental body pending or, to the best of the Seller's knowledge,  threatened,  against the Seller,  that, if decided  adversely,  would  materially and adversely affect (A) the condition  (financial or otherwise),  business or operations of the
Seller,  (B) the ability of the Seller to perform its obligations  under, or the validity or  enforceability  of, this Agreement or the
Pooling and Servicing Agreement or (C) the transactions contemplated by this Agreement;

                  (vi)     This Agreement  constitutes a legal,  valid and binding  obligation of the Seller,  enforceable  against the
Seller in accordance with its terms,  except as enforceability  may be limited by applicable  bankruptcy,  insolvency,  reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general,  and by general equity  principles,  regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (vii)    This  Agreement  constitutes  a valid  transfer and  assignment  to the  Purchaser  of all right,  title and interest of the Seller in and to the  Mortgage  Loans and the other  Transferred  Property,  and nothing has been done by the Seller to impair the rights of the Purchaser or its assignees with respect thereto;

                  (viii)   The Seller is not in default  with respect to any order or decree of any court or any order,  regulation  or demand of any federal,  state,  or municipal  governmental  agency,  which default might have  consequences  that would  materially and adversely affect the condition  (financial or otherwise) or operations of the Seller or its properties or might have  consequences that would materially adversely affect its performance hereunder; and

                  (ix)     The information in the Prospectus  Supplement  described in the Sections entitled  "SUMMARY—Mortgage  Pool,"
"THE  MORTGAGE  POOL" and "ANNEX  I—MORTGAGE  POOL DATA" does not include any untrue  statement  of a material  fact or omit to state a material  fact  necessary  in order to make the  statements  made,  in light of the  circumstances  under  which  they were  made,  not misleading.

                  SECTION 9.        Representations  and Warranties  Concerning  the  Purchaser.  As of the Closing Date, the Purchaser
represents and warrants to the Seller as follows:

                  (i)      The Purchaser  (i) is a limited  liability  company duly  organized,  validly  existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing in each  jurisdiction  where such  qualification  is necessary,  except  where the  failure so to  qualify  would not  reasonably  be  expected  to have a  material  adverse  effect on the
Purchaser's  business  as  presently  conducted  or on the  Purchaser's  ability to enter into this  Agreement  and to  consummate  the transactions contemplated hereby;

                  (ii)     The Purchaser has full corporate power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii)    The  execution and delivery by the Purchaser of this  Agreement  have been duly  authorized by all necessary corporate  action on the part of the  Purchaser;  and neither the execution and delivery by the  Purchaser of this  Agreement,  nor the consummation by the Purchaser of the  transactions  herein  contemplated,  nor compliance by the Purchaser with the provisions  hereof, will conflict with or result in a breach of, or  constitute a default  under,  any of the  provisions  of any law,  governmental  rule, regulation,  judgment,  decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company  agreement of the  Purchaser,  except those  conflicts,  breaches or defaults  which would not reasonably be expected to have a material  adverse  effect on the  Purchaser's  ability to enter into this  Agreement and to consummate  the  transactions  contemplated hereby;

                  (iv)     The  execution,  delivery and  performance by the Purchaser of this  Agreement and the  consummation  by the
Purchaser  of the  transactions  contemplated  hereby do not  require  the  consent  or  approval  of,  the  giving of notice  to,  the registration  with,  or the taking of any other  action in respect of, any state,  federal or other  governmental  authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                  (v)      This  Agreement  has been duly  executed and delivered by the  Purchaser  and,  assuming due  authorization, execution  and  delivery  by the  Seller,  constitutes  a valid and  binding  obligation  of the  Purchaser  enforceable  against it in accordance with its terms, except as enforceability may be limited by applicable  bankruptcy,  insolvency,  reorganization,  moratorium and other laws affecting the  enforcement of creditors'  rights in general,  and by general  equity  principles,  regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                  (vi)     there are no actions,  suits or  proceedings  pending or, to the  knowledge  of the  Purchaser,  threatened, against the Purchaser,  before or by any court,  administrative agency,  arbitrator or governmental body (i) with respect to any of the transactions  contemplated  by this  Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser  will be determined  adversely  to the  Purchaser  and will if  determined  adversely  to the  Purchaser  materially  and  adversely  affect the
Purchaser's  ability to perform its obligations under this Agreement;  and the Purchaser is not in default with respect to any order of any court,  administrative  agency,  arbitrator  or  governmental  body so as to  materially  and  adversely  affect  the  transactions contemplated by this Agreement.

                  SECTION 10.       Conditions to Closing.

                  (1)      The  obligations of the Purchaser under this Agreement will be subject to the  satisfaction,  on or prior to the Closing Date, of the following conditions:

                           (a)      Each of the  obligations  of the Seller  required to be  performed  at or prior to the Closing Date pursuant  to the terms of this  Agreement  shall have been duly  performed  and  complied  with in all  material  respects;  all of the representations  and warranties of the Seller under this Agreement  shall be true and correct as of the dates specified in all material respects;  no event shall have occurred  which,  with notice or the passage of time,  would  constitute a default under this Agreement;
and the Purchaser shall have received a certificate to that effect signed by an authorized officer of the Seller.

                           (b)      The  Purchaser  shall have received all of the following  closing  documents,  in such forms as are agreed upon and  reasonably  acceptable  to the  Purchaser,  duly  executed by all  signatories  other than the  Purchaser  as required pursuant to the respective terms thereof:

                                    (i)     A  certificate  of an  officer  of the  Seller  dated  as of the  Closing  Date,  in a form reasonably  acceptable to the Purchaser,  and attached thereto copies of the certificate of incorporation and by-laws of the Seller and evidence as to the good standing of the Seller dated as of a recent date; and

                                    (ii)    One or  more  opinions  of  counsel  from  the  Seller's  counsel  in  form  and  substance reasonably satisfactory to the Purchaser.

                           (c)      The  certificates  to be issued  under the Pooling  and  Servicing  Agreement  and sold to Wachovia
Capital  Markets,  LLC and RBS Greenwich  Capital shall have been issued and sold to Wachovia  Capital  Markets,  LLC and RBS Greenwich
Capital.

                           (d)      The Seller shall have furnished to the Purchaser such other  certificates of its officers or others and such other  documents  and  opinions of counsel to evidence  fulfillment  of the  conditions  set forth in this  Agreement  and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

                  (2)      The obligations of the Seller under this Agreement shall be subject to the satisfaction,  on or prior to the
Closing Date, of the following conditions:

                           (a)      The  obligations  of the  Purchaser  required to be performed by it on or prior to the Closing Date pursuant to the terms of this  Agreement  shall have been duly  performed  and complied with in all material  respects,  and all of the representations  and  warranties of the Purchaser  under this  Agreement  shall be true and correct in all material  respects as of the date hereof,  and no event shall have occurred  which would  constitute a breach by it of the terms of this  Agreement,  and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

                           (b)      The Seller shall have received copies of all of the following closing  documents,  in such forms as are agreed upon and reasonably  acceptable to the Seller,  duly executed by all signatories  other than the Seller as required pursuant to the respective terms thereof:

                                    (i)     A  certificate  of an officer of the  Purchaser  dated as of the  Closing  Date,  in a form reasonably  acceptable to the Seller,  and attached  thereto copies of the Purchaser's  certificate of formation and limited  liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date; and

                                    (ii)         One or more  opinions of counsel from the  Purchaser's  counsel in form and  substance reasonably satisfactory to the Seller.

                  SECTION 11.       Notices.  All  demands,  notices  and  communications  hereunder  shall  be in  writing  but may be delivered by facsimile  transmission  subsequently  confirmed in writing.  Notices to the Seller shall be directed to American Mortgage
Network,  Inc.,  10421 Wateridge  Circle,  Suite 250, San Diego,  California  92121,  and notices to the Purchaser shall be directed to
Wachovia Mortgage Loan Trust, LLC, 301 South College Street,  NC5578-Suite G, Charlotte, NC 28288-5578;  or to any other address as may hereafter be furnished by one party to the other party by like notice.  Any such demand,  notice or  communication  hereunder  shall be deemed to have been  received on the date  received at the  premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return  receipt)  provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

                  SECTION 12.       Assignment by Purchaser.  The Seller  acknowledges and consents to the Purchaser's  transfer of its interest in this  Agreement to the Trustee  pursuant to the Pooling and Servicing  Agreement and the  enforcement by the Trustee of any right or remedy  against the Seller  pursuant to this  Agreement.  Such  enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the  Purchaser  directly.  Notwithstanding  any other provision of this  Agreement,  the sole and exclusive right and remedy of the Trustee with respect to a breach of a  representation  or warranty of the Seller shall be the cure, purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

                  SECTION 13.       Representations,  Warranties and Agreements to Survive Delivery.  All  representations,  warranties and agreements  contained in this Agreement,  or contained in certificates of officers of the Seller submitted  pursuant hereto,  shall remain  operative  and in full force and effect and shall  survive the sale of the Mortgage  Loans to the Purchaser and the transfer of the Mortgage Loans by the Purchaser to the Trustee.

                  SECTION 14.       Severability.  If any provision of this Agreement  shall be prohibited or invalid under  applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

                  SECTION 15.       Counterparts.  This Agreement may be executed in  counterparts,  each of which will be an original, but which together shall constitute one and the same agreement.

                  SECTION 16.       Amendment.  This  Agreement  cannot be amended or modified in any manner  without the prior written consent of each party.

                  SECTION 17.       GOVERNING  LAW. THIS  AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE LAWS OF
THE STATE OF NEW  YORK,  WITHOUT  APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS  THEREOF,  AND THE OBLIGATIONS,  RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 18.       Further  Assurances.  Each of the parties agrees to execute and deliver such  instruments  and take such  actions as another  party may,  from time to time,  reasonably  request in order to  effectuate  the purpose and to carry out the terms of this Agreement.

                  SECTION 19.       Successors and Assigns.  This  Agreement  shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted  successors and assigns.  The Seller acknowledges and agrees that the Purchaser may assign its rights  under this  Agreement  to the  Trustee as  provided in Section 12. Any person into which the Seller may be merged or consolidated,  any person resulting from any merger or consolidation  involving the Seller,  any person resulting from a change in form of the Seller or any person  succeeding to the business of the Seller,  shall be considered the "successor" of the Seller hereunder and shall be  considered  a party  hereto  without  the  execution  or filing of any paper or any further act or consent on the part of any party hereto.  Except as provided in this Section and in Section 12 hereto,  this  Agreement  cannot be assigned by either party hereto without the written consent of the other parties to this Agreement.

                  SECTION 20.       Maintain  Rights in Effect.  The Seller and the Purchaser  will each keep in full effect all rights with respect to itself as are necessary to perform its respective obligations under this Agreement.

                  SECTION 21.       Entire  Agreement.  This  Agreement  contains the entire  agreement and  understanding  between the parties  with  respect  to the  subject  matter  hereof,  and  supersedes  all prior and  contemporaneous  agreements,  understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                  SECTION 22.       No  Partnership.  Nothing herein  contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  SECTION 23.       Enforcement of  Representations  and Warranties  regarding the Mortgage Loans.  Wachovia Bank, N.A.
hereby  agrees that the  Trustee,  as assignee of the  Purchaser,  shall have the right to enforce  against  Wachovia  Bank,  N.A.  the obligation of the Seller set forth in the  penultimate  paragraph of Section 7 to repurchase any Mortgage Loan as to which there exists a breach of a  representation  or warranty set forth in Section 7 that materially and adversely  affects the interests of the Purchaser or its  assignees  in such  Mortgage  Loan,  to the  extent  the  Seller  fails to perform  its  obligations  under  Section 7 to cure, repurchase, or substitute with respect to such Mortgage Loan.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS  WHEREOF,  the parties  hereto have caused  their names to be signed  hereto by their  respective  duly  authorized officers as of the date first above written.

                                                              WACHOVIA MORTGAGE LOAN TRUST, LLC

                                                              By:      /s/ Robert Perret
                                                              Name:
                                                              Title:

                                                              AMERICAN MORTGAGE NETWORK, INC.

                                                              By:       /s/ Anna Martinez
                                                              Name:
                                                              Title:

ACKNOWLEDGED AND AGREED
as to Section 23:

WACHOVIA BANK, N.A.

By:   /s/ Robert Perret
Name:
Title:

                                                               EXHIBIT 1

                                         MORTGAGE LOAN SCHEDULE INFORMATION

         The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a)      the city, state and zip code of the Mortgaged Property;

(b)      the property type;

(c)      the Mortgage Interest Rate;

(d)      the servicing fee rate;

(e)      the net mortgage interest rate;

(f)      the stated original term to maturity;

(g)      the maturity date;

(h)      the stated remaining term to maturity;

(i)      the original principal balance;

(j)      the first payment date;

(k)      the principal and interest payment in effect as of the Cut-off Date;

(l)      the unpaid principal balance as of the Cut-off Date;

(m)      the loan-to-value ratio at origination;

(n)      the paid-through date;

(o)      the insurer of any primary mortgage insurance policy;

(p)      the gross margin;

(q)      the maximum Mortgage Interest Rate;

(r)      the minimum Mortgage Interest Rate;

(s)      the periodic rate cap;

(t)      the number of days delinquent, if any;

(u)      the prepayment charge, if any; and

(v)      the term for which the Mortgage Interest Rate is fixed.

Such  schedule  also shall set forth for all of the  Mortgage  Loans,  the total  number of  Mortgage  Loans,  the total of each of the amounts  described  under (i) and (l) above,  the  weighted  average by  principal  balance as of the Cut-off Date of each of the rates described  under (c), (d) and (e) above,  and the weighted  average  remaining term to maturity by unpaid  principal  balance as of the
Cut-off Date.

                                                               EXHIBIT 2

                                                        SCHEDULE OF LOST NOTES

                                                               EXHIBIT 3

                                                                                                              REVISED February 14, 2006

APPENDIX E 150; Standard & Poor's Predatory Lending Categories

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in
Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered
High Cost by the industry.

Standard & Poor's High Cost Loan Categorization

------------------------------------------------------------------------------------------------------------------
       State/Jurisdiction         Name of Anti-Predatory Lending Law/Effective     Category under Applicable
                                                      Date                         Anti-Predatory Lending Law
------------------------------------------------------------------------------------------------------------------
Arkansas                         Arkansas Home Loan Protection Act,                       High Cost Home Loan
                                 Ark. Code Ann. §§ 23-53-101 et seq.
                                 Effective July 16, 2003
------------------------------------------------------------------------------------------------------------------
Cleveland Heights,               Ordinance No. 72-2003 (PSH), Mun. Code §§                Covered Loan
OH                               757.01 et seq.
                                 Effective June 2, 2003
------------------------------------------------------------------------------------------------------------------
Colorado                         Consumer Equity Protection, Colo.                        Covered Loan
                                 Stat. Ann. §§ 5-3.5-101 et seq.
                                 Effective for covered loans offered or entered
                                 into on or after January 1, 2003. Other
                                 provisions of the Act took effect on June 7,
                                 2002
------------------------------------------------------------------------------------------------------------------
Connecticut                      Connecticut Abusive Home Loan                            High Cost Home Loan
                                 Lending Practices Act, Conn. Gen. Stat. §§
                                 36a-746 et seq.
                                 Effective October 1, 2001
------------------------------------------------------------------------------------------------------------------
District of Columbia             Home Loan Protection Act, D.C. Code §§                   Covered Loan
                                 26-1151.01 et seq.
                                 Effective for loans closed on or after January
                                 28, 2003
------------------------------------------------------------------------------------------------------------------
Florida                          Fair Lending Act, Fla. Stat. Ann. §§                    High Cost Home Loan
                                 494.0078 et seq.
                                 Effective October 2, 2002
----------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1,                     Georgia Fair Lending Act, Ga. Code                  High Cost Home Loan
2002 150; Mar. 6, 2003)                 Ann. §§ 7-6A-1 et seq.
----------------------------------------------------------------------------------------------------------------------
         State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective       Category under Applicable
                                                           Date                          Anti-Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------
                                     Effective October 1, 2002 150; March 6, 2003
----------------------------------------------------------------------------------------------------------------------
Georgia as                           Georgia Fair Lending Act, Ga. Code                   High Cost Home Loan
amended (Mar. 7, 2003 150; current)  Ann. §§ 7-6A-1 et seq.
                                     Effective for loans closed on or after March 7,
                                     2003
----------------------------------------------------------------------------------------------------------------------
HOEPA Section 32                     Home Ownership and Equity Protection Act of          High Cost Loan
                                     1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and
                                     226.34
                                     Effective October 1, 1995, amendments October
                                     1, 2002
----------------------------------------------------------------------------------------------------------------------
Illinois                             High Risk Home Loan Act, Ill. Comp.                   High Risk Home Loan
                                     Stat. tit. 815, §§ 137/5 et seq.
                                     Effective January 1, 2004 (prior to this date,
                                     regulations under Residential Mortgage License
                                     Act effective from May 14, 2001)
----------------------------------------------------------------------------------------------------------------------
Kansas                               Consumer Credit Code, Kan. Stat. Ann.                High Loan to Value Consumer
                                     §§ 16a-1-101 et seq.                                 Loan (id. § 16a-3-207) and;
                                     Sections 16a-1-301 and 16a-3-207 became
                                     effective April 14, 1999; Section 16a-3-308a
                                     became effective July 1, 1999
----------------------------------------------------------------------------------------------------------------------
                                                                                     High APR Consumer Loan (id. §
                                                                                     16a-3-308a)
----------------------------------------------------------------------------------------------------------------------
Kentucky                             2003 KY H.B. 287 150; High Cost Home Loan Act, Ky.    High Cost Home Loan
                                     Rev. Stat. §§ 360.100 et seq.
                                     Effective June 24, 2003
----------------------------------------------------------------------------------------------------------------------
Maine                                Truth in Lending, Me. Rev. Stat. tit. 9-A, §§        High Rate High Fee Mortgage
                                     8-101 et seq.
                                     Effective September 29, 1995 and as amended
                                     from time to time
----------------------------------------------------------------------------------------------------------------------
Massachusetts                        Part 40 and Part 32, 209 C.M.R. §§ 32.00 et          High Cost Home Loan
                                     seq. and 209 C.M.R. §§ 40.01 et seq.

Standard & Poor's High Cost Loan Categorization

----------------------------------------------------------------------------------------------------------------------
         State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective      Category under Applicable
                                                           Date                         Anti-Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------
                                     Effective March 22, 2001 and amended from time
                                     to time
----------------------------------------------------------------------------------------------------------------------
Nevada                               Assembly Bill No . 284, Nev. Rev. Stat. §§           Home Loan
                                     598D.010 et seq.
                                     Effective October 1, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                           New Jersey Home Ownership Security Act of 2002,      High Cost Home Loan
                                     N.J. Rev. Stat. §§ 46:10B-22 et seq.
                                     Effective for loans closed on or after November
                                     27, 2003
----------------------------------------------------------------------------------------------------------------------
New Mexico                           Home Loan Protection Act, N.M. Rev. Stat. §§         High Cost Home Loan
                                     58-21A-1 et seq.
                                     Effective as of January 1, 2004; Revised as of
                                     February 26, 2004
----------------------------------------------------------------------------------------------------------------------
New York                             N.Y. Banking Law Article 6-l                         High Cost Home Loan
                                     Effective for applications made on or after
                                     April 1, 2003
----------------------------------------------------------------------------------------------------------------------
North Carolina                       Restrictions and Limitations on High Cost Home       High Cost Home Loan
                                     Loans, N.C. Gen. Stat. §§ 24-1.1E et seq.
                                     Effective July 1, 2000; amended October 1, 2003
                                     (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------
Ohio                                 H.B. 386 (codified in various sections of the        Covered Loan
                                     Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et
                                     seq.
                                     Effective May 24, 2002
----------------------------------------------------------------------------------------------------------------------
Oklahoma                             Consumer Credit Code (codified in various            Subsection 10 Mortgage
                                     sections of Title 14A)
                                     Effective July 1, 2000; amended effective
                                     January 1, 2004
----------------------------------------------------------------------------------------------------------------------
South Carolina                       South Carolina High Cost and Consumer                High Cost Home Loan
                                     Home Loans Act, S.C. Code
----------------------------------------------------------------------------------------------------------------------

Standard & Poor's High Cost Loan Categorization

----------------------------------------------------------------------------------------------------------------------
         State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective      Category under Applicable
                                                           Date                         Anti-Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------
                                     Ann. §§ 37-23-10 et seq.
                                     Effective for loans taken on or after January
                                     1, 2004
----------------------------------------------------------------------------------------------------------------------
West Virginia                        West Virginia Residential Mortgage Lender,               West Virginia
                                     Broker and Servicer Act, W. Va. Code                     Mortgage Loan Act Loan
                                     Ann. §§ 31-17-1 et seq.
                                     Effective June 5, 2002
----------------------------------------------------------------------------------------------------------------------

Standard & Poor's Covered Loan Categorization

----------------------------------------------------------------------------------------------------------------------
         State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective      Category under Applicable
                                                           Date                         Anti-Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 150;           Georgia Fair Lending Act, Ga. Code                        Covered Loan
Mar. 6, 2003)                        Ann. §§ 7-6A-1 et seq.
                                     Effective October 1, 2002 150; March 6, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                           New Jersey Home Ownership Security Act of 2002,           Covered Home Loan
                                     N.J. Rev. Stat. §§ 46:10B-22 et seq.
                                     Effective November 27, 2003 150; July 5, 2004
----------------------------------------------------------------------------------------------------------------------

Standard & Poor's Home Loan Categorization

----------------------------------------------------------------------------------------------------------------------
         State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective     Category under Applicable
                                                          Date                         Anti-Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 150;           Georgia Fair Lending Act, Ga. Code                         Home Loan
Mar. 6, 2003)                        Ann. §§ 7-6A-1 et seq.
                                     Effective October 1, 2002 150; March 6, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                           New Jersey Home Ownership Security Act of                  Home Loan
                                     2002, N.J. Rev. Stat. §§ 46:10B-22 et seq.
                                     Effective for loans closed on or after
                                     November 27, 2003
----------------------------------------------------------------------------------------------------------------------

Standard & Poor's Home Loan Categorization

----------------------------------------------------------------------------------------------------------------------
         State/Jurisdiction           Name of Anti-Predatory Lending Law/Effective     Category under Applicable
                                                          Date                         Anti-Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------
New Mexico                           Home Loan Protection Act, N.M. Rev. Stat. §§                Home Loan
                                     58-21A-1 et seq.
                                     Effective as of January 1, 2004; Revised as of
                                     February 26, 2004
----------------------------------------------------------------------------------------------------------------------
North Carolina                       Restrictions and Limitations on High Cost Home Consumer     Home Loan
                                     Loans, N.C. Gen. Stat. §§ 24-1.1E et seq.
                                     Effective July 1, 2000; amended October 1,
                                     2003 (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------
South Carolina                       South Carolina High Cost and                                Consumer Home Loan
                                     Consumer Home Loans Act, S.C. Code Ann. §§
                                     37-23-10 et seq.
                                     Effective for loans taken on or after January
                                     1, 2004
----------------------------------------------------------------------------------------------------------------------

                                                              SCHEDULE A

                                                        MORTGAGE LOAN SCHEDULE

                                                        INITIAL MORTGAGE LOANS

                                                              SCHEDULE B

                                                        MORTGAGE LOAN SCHEDULE

                                                       ADDITIONAL MORTGAGE LOANS